As filed with the Securities and Exchange Commission on August 15, 2019

Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

inTEST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization) 804 East Gate Drive, Suite 200 Mt. Laurel, New Jersey (Address of principal executive offices)	22-2370659 (I.R.S. Employer Identification No.) 08054 (Zip Code)

inTEST CORPORATION SECOND AMENDED AND RESTATED 2014 STOCK PLAN
(Full title of the plan)

________________

Hugh T. Regan, Jr.
Secretary, Treasurer and Chief Financial Officer
inTEST Corporation
804 East Gate Drive, Suite 200
Mt. Laurel, New Jersey 08054
(856) 505-8800
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

_________________________

Copy of all communications to:
Katayun I. Jaffari, Esquire
Ballard Spahr LLP
1735 Market Street, 48th Floor
Philadelphia, Pennsylvania 19103-7599
(215) 864-8475

_________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☒	Accelerated filer ☐ Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, Par Value $0.01 Per Share	1,000,000 shares (3)	$4.52	$4,520,000	$547.82

_____________________________

(1)

Estimated pursuant to Rule 457(c) and (h) solely for the purposes of calculating the proposed maximum aggregate offering price and the amount of registration fee based upon the average of the high and low prices of the Registrant's common stock as reported on the NYSE American on August 13, 2019.

(2)	Represents the proposed maximum aggregate offering price multiplied by $0.0001212.
(3)

Represents the additional shares of common stock reserved for issuance under the inTEST Corporation Second Amended and Restated 2014 Stock Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of shares of common stock which may be issued by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares or similar transactions.

REGISTRATION OF ADDITIONAL SECURITIES

This registration statement on Form S-8 is filed by inTEST Corporation, a Delaware corporation (the “Registrant”), to register an additional 1,000,000 shares of its common stock, $0.01 par value per share, issuable under the inTEST Corporation Second Amended and Restated 2014 Stock Plan.

Pursuant to General Instruction E of Form S-8, the contents of the registration statements on Form S-8, File Nos. 333-197858 and 333-226815, filed with the Securities and Exchange Commission (“SEC”) on August 5, 2014 and August 13, 2018, respectively, are incorporated herein by reference and made a part of this registration statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The documents listed in clauses (a) through (e) below are incorporated herein by this reference thereto, and all documents subsequently filed (other than respective filings or portions of the filings that are furnished, under applicable SEC rules, rather than filed) by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by this reference in this Registration Statement and to be a part hereof from the date of filing of such documents:

(a)	The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 26, 2019;
(b)	The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 15, 2019;
(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on August 13, 2019;
(d)

The Registrant’s Current Reports on Form 8-K, filed with the SEC on March 15, 2019, April 12, 2019, June 24, 2019, August 2, 2019, August 6, 2019 (Item 8.01 only) and the Registrant’s Current Report on Form 8-K/A, filed with the SEC on August 13, 2019; and

(e)	The description of the Registrant's Common Stock contained in the registration statement filed on Form 8-A (File No. 001-36117) filed with the SEC on October 8, 2013.

Item 8. EXHIBITS.

The following is a list of exhibits filed with, or incorporated by reference into, this Registration Statement:

Exhibit Number	Description
3.1	Certificate of Incorporation, filed as Exhibit 3.1 to Form S-1 filed on May 2, 1997, incorporated herein by reference.
3.2	Bylaws, as amended and restated effective April 23, 2018, filed as Exhibit 3.1 to Form 8-K filed on April 25, 2018, incorporated herein by reference.
4.1	Specimen Stock Certificate evidencing shares of Common Stock, filed as Exhibit 4.1 to Form 8-A/A filed on May 4, 2011, incorporated herein by reference.
5.1	Opinion of Ballard Spahr LLP.
23.1	Consent of RSM US LLP.
23.2	Consent of Ballard Spahr LLP (contained in Exhibit No. 5.1 to this Registration Statement).
24.1	Power of Attorney (included on signature page of this Registration Statement).
99.1	inTEST Corporation Second Amended and Restated 2014 Stock Plan, filed as Exhibit 10.1 to Form 8-K filed on June 24, 2019, incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Mt. Laurel, State of New Jersey, on August 15, 2019.

inTEST CORPORATION

By:	/s/ James Pelrin James Pelrin President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints James Pelrin and Hugh T. Regan, Jr., and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James Pelrin James Pelrin	President, Chief Executive Officer and Director (Principal Executive Officer)	August 15, 2019

/s/ Hugh T. Regan, Jr. Hugh T. Regan, Jr.	Secretary, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 15, 2019

/s/ Joseph W. Dews IV Joseph W. Dews IV	Chairman	August 15, 2019

/s/ Steven J. Abrams Steven J. Abrams	Director	August 15, 2019

/s/ Jeffrey A. Beck Jeffrey A. Beck	Director	August 15, 2019

/s/ William Kraut William Kraut	Director	August 15, 2019